UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 22, 2025, Artelo Biosciences, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that it was out of compliance with Listing Rule 5550(b)(1), which requires that the Company maintain stockholders’ equity of at least $2,500,000 for continued listing (the “Rule”), or to meet the alternatives of market value of listed securities or net income from continuing operations. On July 7, 2025, the Company submitted to the Staff a plan to regain and thereafter sustain compliance with the Rule, which plan contemplated that the Company would raise certain additional capital. On August 29, 2025, the Company submitted an updated plan.

The Staff has determined that the Company has not completed the capital raising that was discussed in the materials submitted to Nasdaq on July 7, 2025 and August 29, 2025, which the Company expected would enable it to demonstrate compliance with the Rule. As a result, on November 19, 2025, the Company received a delist determination letter from the Staff (the “Nasdaq Notice”) advising the Company that the Staff had determined that the Company had not satisfied the conditions set forth in the Staff’s May 22 letter to regain compliance with the Rule. Accordingly, the Staff indicated that unless the Company requests a hearing panel appeal of the delist determination by November 26, 2025, its securities would be delisted on December 1, 2025.

The Company intends to appeal Nasdaq’s determination to a hearing panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series to stay any further delisting actions through the hearing or any extension the hearings panel provides. Following the appeal request, the Company’s common stock, par value $0.001 per share, will continue to trade on Nasdaq under the symbol “ARTL.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: November 25, 2025	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

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